LAND LEASE AGREEMENT

     This Lease Agreement made and entered into by and between FINCH & BARRY PROPERTIES, LLC, of Schaumburg, Illinois, as agent for Summit Terminal LLC hereinafter collectively referred to as "Landlord" and Ace Hardware Corporation , a corporation of Delaware , hereinafter referred to as "Tenant":
WITNESSETH:

    Landlord hereby leases to Tenant, and Tenant hereby takes from Landlord that portion of the land consisting of 109 trailer parking spaces and 58 car parking spaces comprising the property commonly known as 5151 S. Lawndale Ave., Summit Illinois , as delineated in yellow on Exhibit "A" attached hereto, (the property leased by Tenant is referred to herein as the "Premises" or the "Leased Premises" and the entire property consisting of 15.3 acres which includes a building, the grounds surrounding the building, parking areas, driveways and dock areas located at 5151 S. Lawndale Ave., Summit Illinois is referred to herein as the "Entire Facility").
    To have and to hold the same for the period beginning on the same date (the "Commencement Date") as the date of commencement of that certain Building Lease Agreement of even date herewith by and between the Landlord and Tenant for the lease of certain space in the building situated on the Entire Facility (the "Building Lease"), and ending on the same date as the Building Lease ends, (the "Initial Term" and along with any renewal or extension hereof the "Lease Term") upon the following terms, conditions, and covenants:
    The Leased Premises (as defined herein) and the property leased to Tenant pursuant to the Building Lease, shall consist of a portion of the property located at 5151 S. Lawndale Ave., Summit Illinois , including but not limited to, a building, the grounds surrounding the building, driveways and dock areas, paved equipment parking, maneuvering spaces and areas, and all employee parking areas.
1. RENTAL RATES:
    A. Tenant agrees to pay Landlord without any prior demand therefore and without any deduction or set-off whatsoever, and at a Fixed Minimum Rent, as shown in Section B below, plus applicable lease tax, if any, in advance on the first day of each calendar month. If the Commencement Date shall be a date other than the first day of a calendar month, then Tenant shall pay on the Commencement Date, a pro rata portion of the monthly Fixed Minimum Rent, prorated on a per diem basis with respect to such fractional calendar month. First month's rent shall be paid immediately upon execution of this Lease. If possession is before the Commencement Date, rent will be paid on a pro-rata basis in advance.
    B. During the Lease Term the monthly "Fixed Minimum Rent" shall be as follows:
           Period
From 03/01/02 to 02/28/03 in Monthly Installments of $15,300.00
 From 03/01/03 to 02/29/04 in Monthly Installments of $15,720.00
 From 03/01/04 to 02/28/05 in Monthly Installments of $16,200.00
 From 03/01/05 to 02/28/06 in Monthly Installments of $16,680.00
 From 03/01/06 to 02/28/07 in Monthly Installments of $17,160.00
 From 03/01/07 to 02/29/08 in Monthly Installments of $17,700.00
 From 03/01/08 to 02/28/09 in Monthly Installments of $18,240.00
 From 03/01/09 to 02/28/10 in Monthly Installments of $18,780.00
 From 03/01/10 to 02/28/11 in Monthly Installments of $19,320.00
 From 03/01/11 to 02/29/12 in Monthly Installments of $19,920.00
 From 03/01/12 to 02/28/13 in Monthly Installments of $20,520.00
 From 03/01/13 to 02/28/14 in Monthly Installments of $21,180.00
 From 03/01/14 to 02/28/15 in Monthly Installments of $21,840.00
 From 03/01/15 to 02/29/16 in Monthly Installments of $22,500.00
 From 03/01/16 to 02/28/17 in Monthly Installments of $23,160.00
    Fixed Minimum Rent is an absolute amount and has been determined independently of the square footage of the Leased Premises.
    C. The term "Lease Year" shall mean each twelve (12) consecutive calendar month period of the Lease Term, however, the first Lease Year shall commence on the Commencement Date, provided that if the Commencement Date shall be on any day other than the first of the month the first Lease Year shall include said partial month and the twelve (12) succeeding calendar months.

     D.   Additional rent and Fixed Minimum Rent are sometimes collectively referred to herein as "Rent."

    E.   The purpose and intent of this Lease is that the rental provided for in this section shall be an absolute net return to the Landlord, except for payments of Rent which are set forth in the Building Lease, and that all taxes shall be paid by Tenant, except income taxes and inheritance taxes levied against the Landlord's income or assets. Tenant shall pay all payments, expenses, costs, and charges of every kind and nature in connection with the operation, maintenance, upkeep, and preservation of the Leased Premises and of said leasehold interest and lease, including any lease tax or tax on rents and all payments required to be made and to keep said Lease free and clear of and from all liens and encumbrances of every description, and the preservation and maintenance of the Leased Premises and every part thereof in as good a condition and repair as of the date of execution of this lease shall be borne and paid by Tenant during the entire Lease Term, or any extension thereof.

    F.   The real estate tax, operating expense and insurance obligations of the Tenant under the Land Lease are included within the payments for such expense provided for under the Building Lease.

 2.  ACCEPTANCE OF PREMISES:

    Tenant acknowledges that it has fully inspected the Leased Premises and Tenant hereby accepts the Leased Premises, subject to the Landlord's completion of the work described on Exhibit "B", if any, and the buildings and improvements situated thereon, as suitable for the purposes for which the same are leased. Landlord is not obligated hereunder to perform any construction or "build-out" for Tenant, other than what is described on said Exhibit "B," if any.
3.   USE OF PREMISES:
    The Leased Premises shall be used and occupied only for the purpose of: truck and trailer parking area.

4.   COMPLIANCE WITH LAW:

    Tenant, at its sole cost and expense, shall comply with all governmental laws, ordinances, and regulations applicable to the use of the Leased Premises, and at its sole cost and expense shall promptly comply with all governmental orders and directives for the correction, prevention, and abatement of nuisances in or upon, or connected with the Leased Premises.
5.   MAINTENANCE:
    A.   Except as specifically set forth herein, all maintenance of the Leased Premises shall be done by Tenant at Tenant's sole cost and expense.
    B.   Tenant shall at its sole cost and expense and risk maintain all parts of the Leased Premises and the grounds as delineated on Exhibit "A" in no poorer condition and repair than as of the date of execution of this lease, (as subsequently improved by Landlord's completion of the improvements set forth on Schedule B, if any).

    Tenant shall provide Landlord with copies of any and all inspections and reports of maintenance upon reasonable request.
    Tenant shall be liable to Landlord for any and all damage caused by Tenant, its employees, agents or its invitees to the Leased Premises, including but not limited to the parking lot area.

    C.   Tenant shall, throughout the Lease term, take good care of the Leased Premises and keep it free from waste and nuisance; and shall deliver up the premises clean and neat at the termination of this Lease in as good repair and condition as of the date of execution of this lease, (as subsequently improved by Landlord's completion of the improvements set forth on Schedule B, if any), damage by fire, tornado, or other casualty excepted. Tenant shall maintain and repair all aspects of the Leased Premises i ncluding but not limited to light poles, driveways, asphalt, as well as snow removal from all driveways, sidewalks and other paved areas and maintenance of the driveway, gravel, sidewalks, truck aprons, exterior fencing, dolly pads and paved areas including asphalt resurfacing and seal coating as may be required, debris removal, concrete repair, and all landscaping and weed control and any underground utilities and detention pond repairs.

    D.   In the event Tenant should neglect to maintain the Premises as set forth herein, and fails to commence repairs within 14 days after written notice, the Landlord shall have the right (but not the obligation) to cause repairs or corrections to be made and any reasonable costs therefore, plus fifteen percent overhead, shall be payable by Tenant to Landlord as additional rental on the next rental installment date.
     ~~E.  Landlord's Maintenance. Except as otherwise provided herein, Landlord shall be responsible for maintenance and repair of the roof and structural system of the Building except for damage caused by Tenant or its employees, licensees, or invitees. Landlord shall be responsible for maintenance and repair of the building structure of the Entire Facility~~

 6. ALTERATIONS, ADDITIONS, AND IMPROVEMENTS:

    A.  No additional alternations, additions or improvements shall be made by Tenant without Landlord's written approval, which approval shall not be unreasonably withheld or delayed
    B.   Tenant, at its sole cost and expense, shall complete all of Tenant's improvements subject to Landlord's written approval. Tenant's improvements shall be done in a good and workmanlike manner with materials of good quality and pursuant to appropriate governmental permits and in compliance with applicable laws and insurance requirements. Tenant's construction shall not interfere with the conducting of business by other tenants. During the Lease Term, Tenant shall provide Landlord with waivers of liens for any improvements done by Tenant or Tenant's contractors to the Leased Premises or shall bond or insure over any mechanic's liens with bonding or insurance companies reasonably acceptable to Landlord. In the event Tenant fails to provide said lien waivers or bond or insurance and Landlord is required to pay for such improvements in order to remove or avoid the filing of liens, then any such sums paid by Landlord shall be considered as additional rent and shall be payable by Tenant to Landlord on demand.
    C.   During the course of construction of the improvements, Landlord and its representative may, upon reasonable prior notice of Tenant, inspect (but shall have no duty or obligation to inspect) Tenant's construction of improvements and the materials being used. If as a result of such inspection, Landlord, or its representative shall determine that any materials do not substantially conform to, or that the improvements are not being constructed in accordance with the terms of this Lease, prompt notice thereof may be given by Landlord to Tenant specifying the nature of the deficiency or defect or omission. Upon the receipt of any such notice, Tenant shall promptly take such steps as may be necessary to correct such defect. In the event that Tenant fails to correct said defect, or commence to cure said defect within thirty (30) days after Landlord's notice (or immediately, if an emergency) Landlord shall have the right, but not the obligation, in addition to any other remedies available to Landlord, to undertake same at Tenant's expense. In such event, Tenant shall pay as additional rent to Landlord for the cost of such work immediately upon receipt of an invoice therefore together with interest thereon at the annual rate of eighteen percent (18%) from the date expended by Landlord until paid in full.
    D.   All of Tenant's contractors and subcontractors of its contractors shall carry public liability insurance with at least $1,000,000 single limit broad form coverage and worker's compensation insurance, and each such insurance policy shall name Landlord and the owner and, their beneficiaries, officers, directors, shareholders, Managers and Members, the agents of Landlord and the owner and their agents' beneficiaries, officers, directors, shareholders, Managers and Members as additional insureds. Each such contractor and subcontractor shall submit to Landlord proof of such insurance before they may begin work on the Leased Premises.

    E.   During construction of improvements, Tenant shall carry builder's risk insurance, public liability insurance and worker's compensation insurance, in such amounts as are reasonably acceptable to Landlord, provided that the builder's risk policy coverage shall be at least in an amount sufficient to cover all so-called "hard costs" of construction of Tenant's improvements, together with adequate soft cost coverage. Landlord and the owner and, their beneficiaries, officers, directors, shareholders, Managers and Members, the agents of Landlord and the owner and their agents' beneficiaries, officers, directors, shareholders, Managers and Members shall be named as additional insureds under said policies. Tenant shall deliver certificates of insurance to Landlord prior to commencement of construction reflecting the coverage thereunder and showing the additional insureds required hereunder.
    F.  All alterations, additions, or improvements made by Tenant shall become the property of Landlord at the termination of this Lease, except trade fixtures. Tenant may remove trade fixtures belonging to Tenant at the expiration of the Lease Term, provided that any damage or injury caused to the real estate by reason of the removal shall be repaired by Tenant at its sole cost and expense. Notwithstanding anything herein to the contrary, affixed dock plates and dock lights are to become realty and not personalty, and may not be removed by Tenant.
7. INSURANCE:

     Tenant agrees that it will at all times during the term hereof carry and maintain, for the mutual benefit of the Landlord and of the Tenant, general public liability insurance with an insurance company reasonably acceptable to Landlord against claims for personal injury, death, or property damage, occurring in, on or about the Leased Premises or premises adjacent to the Leased Premises, such insurance to afford protection to the limit of no less than Five Million Dollars ($5,000,000.00) in respect to injury or death of a single person, and to the limit of not less than Five Million Dollars ($5,000,000.00) in respect to any one accident. Tenant shall furnish Landlord with a duplicate certificate or certificates of its liability insurance policy or policies and shall from time to time whenever required, satisfy Landlord that such policy or policies is or are, in full force and effect. All insurance policies which Tenant is required to maintain shall name, "Landlord and the owner and, ~~their beneficiaries, officers, directors, shareholders,~~ Managers and Members, the agents of Landlord and the owner and ~~their agents' beneficiaries, officers, directors, shareholders~~ , Managers and Members" as additional insureds, and Landlord shall be given certificates of all insurance.
    In addition to any additional rent Tenant is to pay for Landlord's maintenance of insurance, Tenant shall pay Landlord, upon demand, as additional rent, an amount equal to the increase in the premiums of Landlord's fire, malicious mischief, vandalism, and extended coverage insurance covering the building and surrounding land which is directly attributable to occupancy of the Leased Premises by Tenant including the use specified herein. If Tenant installs any electrical equipment that overloads the lines in the Leased Premises, Tenant shall, at its own expense, make whatever changes are necessary to comply with the requirements of the insurance underwriters and governmental authorities having jurisdiction.
8.   WAIVER OF SUBROGATION:

    Each party hereto waives any and every claim which arises or may arise in its favor and against the other party hereto during the Term of this Lease or any renewal or extension thereof for any and all loss of, or damage to, and of its property located within or upon, or constituting a part of, the premises leased to Tenant hereunder which loss or damage is covered or would have been covered if such party had complied with this Lease, by valid and collectable fire and extended coverage insurance policies, to the extent such loss or damage is recoverable under said insurance policies. Said mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto agrees immediately to give to each insurance company which has issued to it policies of fire and extended coverage insurance, written notice of the terms of said mutual waivers, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of such waivers.
9.   LANDLORD'S RIGHT OF ENTRY:

    Landlord and its authorized agents shall have the right to enter the Leased Premises during normal working hours for the following purposes: (a) inspecting the general conditions and state of repair of the Leased Premises; (b) if Landlord is required to make any repairs hereunder that necessitate entry into the Leased Premises, the making of repairs required of Landlord; (c) the showing of the Leased Premises to any prospective Tenants or purchasers; or (d) as provided elsewhere in this Lease. In the event of an emergency, Landlord and its authorized agents shall have the right to enter the Leased Premises at any time to remedy such emergency.

    If Tenant and Landlord have not agreed to a renewal or extension of this Lease prior to the final one hundred and eighty (180) day period of the Lease Term, Landlord and its authorized agents shall have the right to erect on or about the Leased Premises Landlord's signage advertising the Leased Premises for lease or for sale.
10.  UTILITY SERVICES:

    Tenant shall pay the cost of all utility services during the Lease Term as well as during any period in which Tenant is in possession of the Leased Premises, including but not limited to initial connection charges and all charges for gas, water, and electricity used on the Leased Premises, and for all electric light lamps or tubes. In the event no direct meter to a utility company is available, then Tenant shall pay Landlord for its Proportionate Share of the cost of such utility (i.e. gas, electric or water) as additional rent.

11.  ASSIGNMENT AND SUBORDINATION TO MORTGAGES:

    A.   This lease may not be assigned by Tenant and Tenant may not sublet the Leased Premises, except to an affiliate or subsidiary, without Landlord's written consent, but Landlord shall not unreasonably withhold or delay its consent so long as the Leased Premises shall be used for the same use as specified in this Lease. Tenant shall not permit to take place by any act of default of himself or any person within his control any transfer by operation of law of Tenant's interest created hereby. Tenant may not post rental notices or signs or any other similar signs or notices anywhere, or advertise the Leased Premises as being for lease or sublease in any publication or other source of advertisement whatsoever without first obtaining, the written consent of Landlord.
    B.   If Tenant is a corporation, Tenant shall not transfer twentyfive percent (25%) or more of the stock thereof without Landlord's prior written consent.
    C.   Tenant shall, in the event that any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by the Landlord covering the Leased Premises, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease provided that such purchaser or mortgagee shall recognize Tenant's Lease as remaining in full force and effect so long as Tenant is not in default hereunder.
    D.   Landlord is hereby irrevocably vested with full power and authority to subordinate Tenant's interest hereunder to any mortgage, deed of trust, or other lien hereafter placed on the Leased Premises, and Tenant agrees upon demand to execute such further instruments subordinating this Lease as Landlord may request, provided such further subordination shall be upon the express condition that this Lease shall be recognized by the mortgages and that the rights of Tenant shall remain in full force and effect during the Lease Term, so long as Tenant shall continue to perform all of the covenants of this Lease.

 12. LIABILITY:

    Tenant agrees to indemnify, defend and save Landlord and the owner and, their beneficiaries, officers, directors, shareholders, Managers and Members, the agents of Landlord and the owner and their agents' beneficiaries, officers, directors, shareholders, Managers and Members, harmless against and from any and all claims by or on behalf of any person or entity, arising from the conduct or management of the business conducted on the Leased Premises or from any work or thing done by or on behalf of Tenant or its subtenants, agents, employees, contractors, officers, directors, licensees or sublicensees on or about the Leased Premises and/or the Building, and will further indemnify and save Landlord and the owner and, their beneficiaries, officers, directors, shareholders, Managers and Members, the agents of Landlord and the owner and their agents' beneficiaries, officers, directors, shareholders, Managers and Members harmless against and from any and all claims arising during or after the Lease Term from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or arising from any act of negligence or willful misconduct of Tenant, or any of its subtenants, agents, contractors, employees, officers, directors, licensees or sublicensees, and from and against all costs, counsel fees, expenses and liabilities arising from any such claim or action or proceeding brought thereon. If any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon request of Landlord, shall defend such action or proceeding by counsel reasonably satisfactory to Landlord.
13.  CONDEMNATION:

    A. If, during the Lease Term or any extension or renewal thereof, all or a substantial part of the Leased Premises as would prohibit Tenant from engaging in its business should be taken for any public or quasipublic use under any governmental law, ordinances or regulation or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, this Lease shall terminate effective as of the date of said taking and Tenant shall be liable for all Fixed Minimum Rent and all additional rent due hereunder through such date and the rent shall be abated during the unexpired portion of this Lease.
    B.   If such a portion of the Leased Premises as would still permit Tenant to engage in its business shall be taken for any public or quasipublic use under any governmental law, ordinance, or regulation, or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, this Lease shall not terminate but Landlord shall forthwith at its sole expense restore the remaining portion of the Leased Premises provided such restoration and reconstruction shall make the same reasonably tenantable and suitable for the uses for which the Leased Premises are leased as defined above and provided that Landlord shall not be obligated to undertake repairs and alterations if the cost thereof exceeds the award Landlord received as a result of the condemnation. The rent payable hereunder during the Landlord's restoration of the Leased Premises and during the remainder of the Lease Term shall be adjusted equitably based on the remaining tenantable area.
    C.   Landlord and Tenant shall each be entitled to receive and retain such separate awards and portions of lump sum awards as may be allocated to their respective interests in any condemnation proceedings.

14.  HOLDING OVER:
    Tenant shall pay Landlord double the latest ~~Adjusted~~ fixed minimum rent then applicable for each month or portion thereof Tenant retains possession of the Premises, or any portion thereof, after the expiration or termination of this Lease, and also shall pay all damages sustained by Landlord by reason of such retention of possession. The provisions of this Article shall not constitute a waiver by Landlord of any re-entry rights of Landlord hereinbefore or by law provided ~~. If Tenant retains possession of the Premises, or any part thereof, for ten (10) days after the expiration or termination of this Lease, then at the sole option of Landlord expressed by written notice to Tenant, but not otherwise, such holding over shall constitute a renewal of this Lease for a period of one year (or less if specified by Landlord at Landlord's option) on the same terms and conditions, except that the fixed minimum rent shall be increased to one hundred and twenty-five percent (125%) of the latest fixed minimum rent, plus any additional rent.~~

15.  DEFAULT BY TENANT:

    A.   The following events shall be deemed to be events of default by Tenant under this Lease:
    (1)  Tenant shall fail to pay any installment of Fixed Minimum Rent or additional rent on the date that same is due and such failure shall continue for a period of five (5) days after Landlord delivers written notice to Tenant.
    (2)  Tenant shall fail to comply with any term, condition or covenant of this Lease, other than the payment of rent, and shall not cure such failure within ten (10) days of delivery of written notice provided however that if the Default cannot with due diligence be cured prior to the expiration of said ten (10) day period and if Tenant commences within ten (10) days from the date of delivery of said notice to eliminate the cause of such Default and proceeds diligently and with reasonable dispatch to take all steps and do all work required to cure such Default, then Tenant shall not be in Default.
    (3)  If an event of Default occurs by Tenant under the Building Lease, it shall also be deemed an event of Default by Tenant under the Land Lease. ~~if an event of Default occurs by Tenant under this Lease.~~

     (4)  Tenant shall make an assignment for the benefit of creditors, or shall be ajudged a bankrupt.
    B.   Upon the occurrence of a Default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:
    (1)  Landlord shall have the immediate right of reentry and may remove all persons and property from the Leased Premises, and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, with or without process of law, without being deemed guilty of trespass, or becoming liable to any party for any loss or damage which may be occasioned thereby;

    (2)  Landlord may from time to time without terminating this Lease, and without releasing Tenant in whole or in part from Tenant's obligation to pay rent and perform any of the covenants, conditions and agreements to be performed by Tenant as provided in this Lease, make such alterations and repairs to the Leased Premises as may be necessary in order to relet the Leased Premises. Landlord may relet the Leased Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its discretion may deem advisable. Upon each such reletting if all rentals received by the Landlord from such reletting during any month shall be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Tenant shall also be liable to Landlord for all costs of reletting, including, but not limited to, alterations and repairs of the Leased Premises for a new tenant, brokerage commissions, attorneys fees, advertising and any other expenses incurred by Landlord in connection therewith and said costs shall be due upon demand (collectively, the "Reletting Costs");

    (3)  Landlord may terminate this Lease, and with or without process of law may remove all persons, fixtures and property from the Leased Premises, and Landlord shall be entitled to receive as damages all Fixed Minimum Rent, all additional rent and all other sums payable by Tenant as of the date of termination, plus all Reletting Costs plus (1) a sum of money equal to the sums reserved for the balance of the Term for all Fixed Minimum Rent, all additional rent and other sums provided in this Lease to be paid by Tenant to Landlord for the remainder of the Lease Term, less the fair rental value of the Leased Premises for the period, (2) the cost of performing any other covenant to be performed by Tenant, and (3) all costs and attorneys' fees incurred by Landlord in connection with any action taken against Tenant; and
    (4)  Enter upon the Leased Premises by force if necessary without being liable for prosecution of any claim for damages therefore, and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant agrees to reimburse Landlord on demand for expenses, which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action whether caused by the negligence of Landlord or otherwise.

     C.   Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by Law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, conditions, and covenants herein contained.
16. TERMINATION
    In the event this Lease or the Building Lease terminates for any reason, the other lease shall terminate simultaneously. In no event shall this Lease be in effect without the Building Lease in effect, and in no event shall the Building Lease be in effect without this Lease being in effect.
17. ATTORNEY'S FEES:

    Tenant shall pay all reasonable attorneys' fees and all costs incurred by Landlord in enforcing any of the covenants and obligations of Tenant under this Lease.
18. QUIET ENJOYMENT:

    Landlord warrants that it has full right and power to execute and perform this Lease and to grant the estate demised herein and that Tenant, on payment of all Fixed Minimum Rent and additional rent and performing the covenants herein contained, shall peaceably and quietly have, hold and enjoy the Leased Premises during the full term of this Lease and any extension or renewal hereof, provided that this Lease shall be subject and subordinate to any recorded mortgage, deed of trust or lien presently existing or hereafter placed on the Leased Premises.
19. WAIVER OF DEFAULT:

    The waiver by the parties hereto of any default or breach of any term, condition, or covenant of this Lease shall not be deemed to be a waiver of any subsequent default or breach of the same or any other term, condition, or covenant contained herein.
20. FORCE MAJEURE:

    Landlord shall be allowed to delay the performance of any term, condition, or covenant in this Lease so long as such performance is delayed or prevented by force majeure, which shall mean delays occasioned or caused by tenant preventing Landlord making Schedule "B" improvements, Act of God, strikes, lockouts, material or labor restrictions by any governmental authority, civil riot, floods, and any other cause not reasonably within the control of Landlord or Tenant and which by the exercise of due diligence Landlord is unable, wholly or in part, to prevent or overcome.

21.  ESTOPPEL CERTIFICATE BY TENANT:
    Tenant agrees that at any time and from time to time, upon not less than five (5) days prior written request by Landlord, to execute, acknowledge, and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the modifications), and the dates to which the rental and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this Section may be relied upon by any prospective lender or purchaser of the fee of the Leased Premises.
22.   ENVIRONMENTAL:
    A.     Tenant, in the regular course of its business on the Leased Premises, will receive and distribute merchandise containing Hazardous Materials (as defined herein) in household quantities and in original closed containers. Tenant will indemnify, defend and save Landlord ~~Tenant agrees that it, its agents employees and contractors will not use, handle, generate, treat, store or dispose of, or permit the use, handling, generation in, on, under, around or above the Leased Premises now or at any future time Hazardous Materials (as defined herein) and will indemnify, defend and save Landlord~~ and the owner and, their beneficiaries, officers, directors, shareholders, Managers and Members, the agents of Landlord and the owner and their agents' beneficiaries, officers, directors, shareholders, Managers and Members harmless from any and all actions, proceedings, claims, costs, expenses and losses of any kind, including, but not limited to, those arising from injury to any person, including death, damage to or loss of use or value of real or personal property, and costs of investigation and cleanup or other environmental remedial work, which may rise in connection with the existence of Hazardous Materials brought on to the Leased Premises since the Commencement Date. The term "Hazardous Materials" when used herein, shall include, but shall not be limited to any substances, materials or wastes that are regulated by any local governmental authority, the state where the Leased Premises is located, or the United States of America because of toxic, flammable, explosive, corrosive, reactive, radioactive or other properties that may be hazardous to human health or the environment, including asbestos and including any materials or substances that are listed in the United States Department of Transportation Hazardous Materials Table, as amended 49 CFR 172.101, or in the Comprehensive Environmental Response, Compensation and Liability Act, as amended 42 USC sections 9601 et seq., or the Resources Conservation and Recovery Act, as amended, 42 USC sections 6901 et seq., or any other applicable governmental regulation imposing liability or standards of conduct concerning any hazardous, toxic or dangerous substances, waste or material, now or hereafter in effect. Tenant shall comply with applicable laws related to any fuel and oil leakage or spills and disposal of any solvents, soaps and chemicals used in truck washing operations, arising from or out of Tenant's use of the Leased Premises. For the purposes of this Environmental section, the Premises or Leased Premises shall include all buildings and improvements, all loading platform areas, all parking and driveway areas, any sidewalks adjacent to the Leased Premises or any streets in front of or appurtenant thereto, all adjoining property and property affected in any way by the operations of the Tenant upon the Leased Premises or upon the foregoing, the subsurface of the Leased Premises or the forgoing, including without limitation, the ground water, the Entire Facility and Leased Premises.

    B.   Tenant does hereby indemnify, defend and hold harmless the Landlord and the owner and, their beneficiaries, officers, directors, shareholders, Managers and Members, the agents of Landlord and the owner and their agents' beneficiaries, officers, directors, shareholders, Managers and Members from all fines, suites, procedures, claims and actions of every kind, and all costs associated therewith (including attorneys' and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge or release of Hazardous Materials that occurs during the Lease Term, at or from the Leased Premises, or which arises at any time from Tenant's or Tenant's agents, employees or contractor's use or occupancy of the Leased Premises, or from Tenant's or Tenant's agents, employees or contractor's failure to provide all information, make all submissions, and take all steps required by all applicable governmental authorities. Tenant's obligations and liabilities under this paragraph shall survive the expiration of the Lease Term.
    C.   Tenant shall promptly advise Landlord in writing as to any deposit, spill, discharge or release of Hazardous Materials that occurs or which arises from Tenant's use or occupancy of the Leased Premises.
    D.   Tenant will use the Leased Premises in accordance with all applicable federal, state and local laws and regulations, including but not limited to the storm water discharge rules and permits. This will include registration fees, monitoring, and all improvements, alterations and devices as may be required by the governmental authorities responsible for monitoring and controlling said regulations and laws.
23. EXHIBITS:

 All exhibits, attachments, annexed instruments, and addenda referred to herein shall be considered a part hereof for all purposes with the same force and effect as if copied at full length herein.
           EXHIBIT "A" -- SITE PLAN

24.  USE OF LANGUAGE:

    Words of any gender used in the Lease shall be held and construed to include any other gender, and words in the singular shall be held to include the plural, unless the context otherwise requires.
25.  CAPTIONS:

    The captions or headings of paragraphs in this Lease are inserted for convenience only and shall not be considered in construing the provisions hereof if any questions of intent should arise.
26.  SUCCESSORS:

    The terms, conditions, and covenants contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and their respective successors in interest and legal representatives except as otherwise herein expressly provided. All rights, powers, privileges, immunities and duties of Landlord under this Lease, including but not limited to any notices required or permitted to be delivered by Landlord to Tenant hereunder, may, at Landlord's option, by exercised or performed by Landlord's agent or attorney.
27.  NOTICES:

    Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not the day after said notice is deposited for overnight delivery with an overnight delivery service or three (3) days after said notice is deposited in the United States mail, postage prepaid, certified mail addressed to the parties hereto at the respective addresses set out opposite their names below (on the last page), or at such other address as they have heretofore or hereafter specify by written notice delivered in accordance herewith. Five day notices may be delivered by certified mail or any other means permissible under the forcible entry and detainer act.
28.  SEVERABILITY:

    If any term or provision of this Lease shall to any extent be held to be invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.
29.   LATE CHARGE:

     In the event Landlord does not receive from Tenant any installment of rent or additional rent due hereunder on or before the fifth day after such payment is due, Tenant shall be liable for a late charge in an amount equal to five percent (5%) of the amount past due. If said rental payment is not paid by the fifteenth (15) day of the month due an additional ten percent (10%) late fee as additional rent will be due.

30.  JURY TRIAL WAIVER:

     LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, OR TENANT'S USE OR OCCUPANCY OF THE LEASED PREMISES.

 31.  RULES AND REGULATIONS:
     Landlord may attach hereto as an exhibit a copy of the current rules and regulations of the Building. Landlord shall have the right to adopt such additional rules and regulations for the Building, as Landlord shall determine to be appropriate for the enjoyable use thereof by all tenants. Tenant shall comply with all rules and regulations of Landlord.
36.  NO WAIVER OF RIGHTS:
     Landlord's delay in enforcing any of its rights and remedies hereunder shall not be deemed a waiver of said rights and remedies and shall not preclude Landlord form enforcing any of said rights and remedies at a later date.
Dated: 1/16/02
Landlord:                                                 Tenant:
 Summit Terminal LLC
By: Finch & Barry Properties, LLC     Ace Hardware Corporation
 436 E. State Parkway, Suite 222            2200 Kensington Court
 Schaumburg, IL 60173                           Oak Brook, IL 60523

By:                                                            By: David Myer
 Its:  Member                                            Its: Sr. V.P., Retail Support & Logistics

BUILDING LEASE AGREEMENT

      This Lease Agreement made and entered into by and between FINCH & BARRY PROPERTIES, LLC, of Schaumburg, Illinois, as agent for Summit Terminal LLC hereinafter collectively referred to as "Landlord" and Ace Hardware Corporation , a Delaware corporation , hereinafter referred to as "Tenant":
WITNESSETH:

     Landlord hereby leases to Tenant, and Tenant hereby takes from Landlord 60 doors (consisting of doors number 1 through 60) of a 122 -door truck terminal facility and accompanying dock facilities comprising approximately 37,236 square feet, and that portion of the land comprising the property commonly known as 5151 S. Lawndale Ave., Summit , Illinois, as delineated in yellow on Exhibit "A" (1 & 2) attached hereto, (the property leased by Tenant is referred to herein as the "Premises" or the "Leased Premises" . ~~and~~ T he entire property consisting of 15.3 acres which includes a building, the grounds surrounding the building, parking areas, driveways, access to said driveways and dock areas located at 5151 S. Lawndale Ave., Summit , Illinois is referred to herein as the "Entire Facility").
     To have and to hold the same for the period beginning March 1, 2002 , or such later date after the construction of the Leased Premises is substantially complete (the "Commencement Date"), and ending February 28, 2017 (the "Initial Term" and along with any renewal or extension hereof the "Lease Term") upon the following terms, conditions, and covenants:
1.  RENTAL RATES:
     A.   Tenant agrees to pay Landlord without any prior demand therefore and without any deduction or set-off whatsoever, and at a Fixed Minimum Rent, as shown in Section B below, plus applicable lease tax, if any, in advance on the first day of each calendar month. If the Commencement Date shall be a date other than the first day of a calendar month, then Tenant shall pay on the Commencement Date, a pro rata portion of the monthly Fixed Minimum Rent, prorated on a per diem basis with respect to such fractional calendar month. First month's rent shall be paid immediately upon execution of this Lease. If possession is before the Commencement Date, rent will be paid on a pro-rata basis in advance.
     B.   During the Lease Term the monthly "Fixed Minimum Rent" shall be as follows:

      Period
           From 03/01/02 to 02/28/03 in Monthly Installments of $8,400.00
           From 03/01/03 to 02/29/04 in Monthly Installments of $8,700.00
           From 03/01/04 to 02/28/05 in Monthly Installments of $9,000.00
           From 03/01/05 to 02/28/06 in Monthly Installments of $9,300.00
           From 03/01/06 to 02/28/07 in Monthly Installments of $9,600.00
           From 03/01/07 to 02/29/08 in Monthly Installments of $9,900.00
           From 03/01/08 to 02/28/09 in Monthly Installments of $10,200.00
           From 03/01/09 to 02/28/10 in Monthly Installments of $10,560.00
           From 03/01/10 to 02/28/11 in Monthly Installments of $10,960.00
           From 03/01/11 to 02/29/12 in Monthly Installments of $11,280.00
           From 03/01/12 to 02/28/13 in Monthly Installments of $11,640.00
           From 03/01/13 to 02/28/14 in Monthly Installments of $12,000.00
           From 03/01/14 to 02/28/15 in Monthly Installments of $12,360.00
           From 03/01/15 to 02/29/16 in Monthly Installments of $12,780.00
           From 03/01/16 to 02/28/17 in Monthly Installments of $13,200.00
     Fixed Minimum Rent is an absolute amount and has been determined independently of the square footage of the Leased Premises.
     C.   The term "Lease Year" shall mean each twelve (12) consecutive calendar month period of the Lease Term, however, the first Lease Year shall commence on the Commencement Date , provided that if the Commencement Date shall be on any day other than the first of the month the first Lease Year shall include said partial month and the twelve (12) succeeding calendar months.
2.   ADDITIONAL RENT:
     A.   Tenant agrees to pay to Landlord as additional rent, Tenant's Proportionate Share of "Ownership Taxes," (as hereinafter defined). Based upon the area of the Leased Premises, Tenant's Proportionate Share is 49.18% (hereinafter referred to as Tenant's "Proportionate Share") which has been determined by a fraction, the numerator of which is the number of doors of the Leased Premises situated on the Entire Facility leased to Tenant hereunder, and the denominator of which is the total number of doors of the building situated on the Entire Facility. Tenant's proportionate share of the ~~base real estate~~ Ownership T axes shall be $6,361.00 per month.
     B.    "Ownership Taxes" shall mean real estate taxes, assessments (whether they be general or special), sewer rents, rates and charges, transit taxes, taxes based upon the receipt of rent, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary but not including income or franchise taxes, capital stock, inheritance, estate, gift, or any other taxes imposed upon or measured by Landlord's income or profits, unless the same shall be imposed in lieu of real estate taxes or other ad valorem taxes, which may now or hereafter be levied, assessed or imposed against the Entire Facility or the land underlying the Entire Facility (hereinafter referred to as the "Land").

     C.   Notwithstanding anything contained in this Section 2 to the contrary, if at any time during the Lease Term (or any renewal or extension thereof) the method of taxation prevailing at the Commencement Date shall be altered so that any new tax, assessment, levy, imposition or charge, or any part thereof, shall be measured by or be based in whole or in part upon this Lease, or the Land, or the building situated on the Land, or the Leased Premises, or the Fixed Minimum Rent, Additional Rent or other income from any or all of the foregoing and shall be imposed upon Landlord, then all such taxes, assessments, levies, impositions or charges, or the part thereof, to the extent that they are so measured or based, shall be deemed to be included within the term Ownership Taxes for the purposes hereof to the extent that such Ownership Taxes would be payable if the property were the only property of Landlord subject to such Ownership Taxes. It is agreed that Tenant will be responsible for taxes on its personal property.

     D.   The Landlord reserves the right to cause the Ownership Taxes to be paid under protest and to retain attorneys of its choice (hereinafter referred to as "Tax Counsel") to contest the amount of Ownership Taxes imposed. Tax Counsel shall be retained on a contingency basis, whereby Tax Counsel is paid a percentage of the tax savings achieved as a result of such representation. The Tenant agrees to pay Tenant's Proportionate Share of Tax Counsel's reasonable fees, provided a reduction is obtained. In no event shall the Tenant's liability for Ownership Taxes and Tax Counsel fees be greater than the Ownership Taxes, which would have been due to the Landlord, from Tenant, in absence of the retention of Tax Counsel.

     E.   [INTENTIONALLY OMITTED]

     F.   Tenant shall also reimburse Landlord, as additional rent, for Tenant's Proportionate Share of the premiums for insurance paid by Landlord covering the Entire Facility. Tenant's proportionate share of insurance premiums are estimated to be $ 123.00 per month for year one and insurance may vary from year to year and Tenant shall pay insurance current in accordance with section 3. Said insurance may include, but is not limited to, coverage for fire, extended coverage, general public liability coverage, vandalism and malicious mischief, 12 months' rent loss coverage, and insurance against flood, if required by the Federal Flood Disaster Protection Act of 1993 and regulations issued thereunder, and such other or special or increased coverages as Landlord may reasonably require or as Landlord's mortgagee may reasonably require, including, without limitation, boiler explosion coverage and sprinkler leakage coverage.

     In addition to Tenant's Proportionate Share of Premiums for insurance paid by Landlord covering the Entire Facility (including increases in said premiums), Tenant shall pay to Landlord, upon demand as additional rent an amount equal to any increase in the premiums of Landlord's fire, malicious mischief, vandalism, and extended coverage insurance covering the building or the Entire Facility which is directly attributable to the specific manner of use by Tenant.

3.    PAYMENT OF ADDITIONAL RENT:

      A.  Insurance. Tenant covenants and agrees to pay Landlord monthly in advance as additional rent simultaneously with the payment of each month's installment of Fixed Minimum Rent, onetwelfth (1/12) of the amount of Landlord's reasonable estimate of Tenant's liability for insurance as determined in Section 2 herein for the calendar year in which such payment becomes due. Such insurance premium shall be estimated from time to time by Landlord and set forth in written notices to Tenant. After the expiration of each calendar year, Landlord shall prepare, and shall forward to Tenant, a statement in writing and certified by Landlord setting forth, for the most recently ended calendar year, Landlord's actual insurance liability and Tenant's Proportionate Share thereof, provided that Landlord's failure to notify Tenant within said time period shall not effect Tenant's obligation to pay its Proportionate Share of Landlord's insurance liability. If, after preparation of such statement, Landlord finds that Tenant shall have paid to Landlord an amount less than Tenant's actual Proportionate Share of Landlord's liability for insurance for such calendar year, Tenant shall pay to Landlord the amount of such deficiency within thirty (30) days after receipt of an invoice therefor from Landlord. If Tenant has paid an amount greater than its Proportionate Share of Landlord's insurance liability, said excess shall be applied towards Tenant's obligation for Landlord's insurance liability for the next calendar year or, at Landlord's election, to any other amount due under the terms of this Lease, or if such excess is attributable to the final Lease Year of the Lease Term, such excess shall be refunded to Tenant within thirty (30) days of Landlord's determination of Landlord's actual liability for insurance for the applicable year, so long as Tenant does not owe Landlord any amount pursuant to the terms of this Lease. If the Lease Term shall begin or end other than on the first or last day of a calendar year, these charges shall be billed and adjusted on the basis of such fraction of a calendar year. Expiration of the Lease Term shall not effect Tenant's obligation to pay its Proportionate Share of Landlord's liability for insurance with respect to any deficiency in payment for the final calendar year, or portion thereof, of the Lease Term. Any payment, refund or credit made pursuant to this Section shall be made without prejudice to any right of Landlord to correct any items as billed pursuant to the provisions hereof.

     B.   Ownership Taxes. Tenant covenants and agrees to pay Landlord monthly in advance as additional rent simultaneously with the payment of each month's installment of Fixed Minimum Rent, onetwelfth (1/12) of the amount of Landlord's reasonable estimate of Tenant's liability for Ownership Taxes as determined in Section 2 herein for the calendar year in which such payment becomes due. Such Ownership Taxes shall be estimated from time to time by Landlord and set forth in written notices to Tenant. Within thirty (30) days prior to Landlord's payment of the Real Estate Taxes for a calendar year, Landlord shall prepare, and shall forward to Tenant, a statement in writing and certified by Landlord setting forth, for the most recently ended calendar year, actual Ownership Taxes and Tenant's Proportionate Share thereof, provided that Landlord's failure to notify Tenant within said time period shall not effect Tenant's obligation to pay its Proportionate Share of Ownership Taxes. If, after preparation of such statement, Landlord finds that Tenant shall have paid to Landlord an amount less than Tenant's actual Proportionate Share of Ownership Taxes for such calendar year, Tenant shall pay to Landlord the amount of such deficiency within ~~five (5)~~ thirty (30) days after receipt of an invoice therefore from Landlord. If Tenant has paid an amount greater than its Proportionate Share of Ownership Taxes, said excess shall be applied towards Tenant's obligation for Ownership Taxes for the next calendar year or, at Landlord's election, to any other amount due under the terms of this Lease, or if such excess is attributable to the final Lease Year of the Lease Term, such excess shall be refunded to Tenant within thirty (30) days of Landlord's determination of the actual Ownership Taxes for the applicable year, so long as Tenant does not owe Landlord any amount pursuant to the terms of this Lease. If the Lease Term shall begin or end other than on the first or last day of a calendar year, these charges shall be billed and adjusted on the basis of such fraction of a calendar year. Expiration of the Lease Term shall not effect Tenant's obligation to pay its Proportionate Share of Ownership Taxes with respect to any deficiency in payment for the final calendar year, or portion thereof, of the Lease Term. Any payment, refund or credit made pursuant to this Section shall be made without prejudice to any right of Landlord to correct any items as billed pursuant to the provisions hereof.

     In the event that Tenant makes improvements which causes an increase in the real estate taxes which can be attributed to said improvements, Tenant shall pay as additional rent the amount of real estate taxes attributable to its improvements.

     C.  Additional rent and Fixed Minimum Rent are sometimes collectively referred to herein as "Rent."

     D.   The purpose and intent of this Lease is that the rental provided for in this section shall be an absolute net return to the Landlord, and that all taxes, as set forth in Section 2 of this Lease, shall be paid by Tenant, except income taxes and inheritance taxes levied against the Landlord's income or assets. Tenant shall pay all payments, expenses, costs, and charges of every kind and nature in connection with the operation, maintenance, upkeep, and preservation of the Leased Premises and of said leasehold interest and lease, including any lease tax or tax on rents and all payments required to be made and to keep said Lease free and clear of and from all liens and encumbrances of every description, and the preservation and maintenance of the Leased Premises and every part thereof in as good a condition and repair as of the date of execution of this lease shall be borne and paid by Tenant during the entire Lease Term, or any extension thereof.

4.   ACCEPTANCE OF PREMISES:

     Tenant acknowledges that it has fully inspected the Leased Premises and Tenant hereby accepts the Leased Premises; subject to the Landlord's completion of the work described on Exhibit "B", if any, and the buildings and improvements situated thereon, as suitable for the purposes for which the same are leased. Landlord is not obligated hereunder to perform any construction or "build-out" for Tenant, other than what is described on said Exhibit "B," if any.

5.   USE OF PREMISES:

     The Leased Premises shall be used and occupied only for the purpose of: a truck terminal facility . Floor load is limited to 2,800 pounds per square foot .

6.   SECURITY DEPOSIT:

     Tenant has deposited with Landlord the sum of $ -0- as a Security Deposit on the understanding; (a) that in the event Tenant does not perform the required repairs and maintenance as per paragraph 8 within 60 days of written notice then the Tenant shall promptly supply Landlord with a Security Deposit of $42,844.00; (b) that such deposit or any portion thereof may be applied to the curing of any Default by Tenant that may exist, without prejudice to any other remedy or remedies which the Landlord may have on account thereof, and upon such application Tenant shall deposit with Landlord on demand the amount so applied which shall be added to the Security Deposit so the same will be restored to its original amount; (c) that should the Leased Premises be conveyed by Landlord, the Security Deposit or any portion thereof may be turned over to Landlord's grantee, and if the same be turned over as aforesaid, Tenant agrees to look to such grantee for such application or return; (d) that if Tenant shall faithfully perform all of the covenants and agreements in this Lease contained on the part of Tenant to be performed, and if Tenant is not in Default hereunder, the sum deposited or the part of portion thereof not previously applied, shall be returned to Tenant no later than thirty (30) days after the expiration of the Lease Term or any renewal or extension thereof, provided Tenant has vacated the Leased Premises and surrendered possession thereof to Landlord.

7.   COMPLIANCE WITH LAW:

      Prior to the lease commencement date, Landlord represents, to the best of Landlord's knowledge, that the leased premises complies with the then enacted governmental laws, ordinances, and regulations applicable to the use of the Leased Premises. As of the lease commencement date and thereafter, Tenant, at its sole cost and expense, shall comply with all governmental laws, ordinances, and regulations applicable to the use of the Leased Premises, and at its sole cost and expense shall promptly comply with all governmental orders and directives for the correction, prevention, and abatement of nuisances in or upon, or connected with the Leased Premises.

8.   MAINTENANCE:

     A.   Except as specifically set forth herein, all maintenance of the Leased Premises ~~and the Entire Facility~~ shall be done by Tenant at Tenant's sole cost and expense.

     B.     Immediately prior to the commencement of this Lease a videotape will be taken by Tenant of the then condition of the Leased Premises, a copy of which will be provided to Landlord. If this videotape discloses defects in or damage to the Leased Premises, it is understood that Tenant shall have no responsibility or liability under this Lease to repair or replace said defects or damage, unless the same shall have been repaired or replaced by Landlord during the term of this Lease. Tenant shall at its sole cost and expense and risk maintain all parts of the Leased Premises in no poorer condition and repair than as of the date of execution of this lease, (as subsequently improved by Landlord's completion of the improvements set forth on Schedule B, if any), including but not limited to interior lighting fixtures, floors, windows, window glass, plate glass, overhead doors, overhead door weather guards, door railings, dock plates, dock bumpers, bollards, exterior and interior lighting, telephones, alarm systems, sprinkler systems, if any, electrical system, demising walls, existing heating and air conditioning equipment and the building in general, including but not limited to light poles, driveways, asphalt, as well as snow removal from all driveways, sidewalks and other paved areas and maintenance of the driveway, gravel, sidewalks, truck aprons, exterior fencing, dolly pads and paved areas including asphalt resurfacing and seal coating as may be required, debris removal, concrete repair, and all landscaping and weed control and any underground utilities and detention pond repairs.

     All plumbing and plumbing fixtures shall be kept in good, clean operating condition and checked at least once each two years by a licensed plumbing contractor. All expenses for such inspection and repairs shall be paid by Tenant.

     Tenant shall provide Landlord with copies of any and all inspections and reports of maintenance upon reasonable request.

     Tenant shall be liable to Landlord for any and all damage caused by Tenant, its employees, agents or its invitees to the Leased Premises, including but not limited to the parking lot area, the dock area, the building, fixtures, overhead doors, door railings, and dock equipment. At Landlord's option, Tenant agrees to conduct a walk through inspection of the Leased Premises with Landlord on or about the beginning of each Lease Year as well as at the expiration of this Lease or any extension or renewal thereof. Tenant shall repair at its sole cost and expense any damage caused by Tenant, its employees, agents or its invitees to the interior and exterior of the Entire Facility, and the HVAC equipment and restore the Leased Premises to its condition as of the commencement date of ~~execution of~~ this lease  ~~(as subsequently improved by Landlord's completion of the improvements set forth on Schedule B, if any)~~ , ordinary wear and tear, damage by fire, tornado or other casualty excepted.

     C.    Tenant, at its expense, agrees to install portable fire extinguishers on the Leased Premises as required by the insurance companies or municipal authorities due to Tenant's use of the Leased Premises.

     D.   Tenant shall, throughout the Lease term, take good care of the Leased Premises and keep it free from waste and nuisance; and shall deliver up the Leased Premises clean and neat at the termination of this Lease in as good repair and condition as of the commencement date ~~of execution~~ of this lease, ~~(as subsequently improved by Landlord's completion of the improvements set forth on Schedule B, if any~~ ), ordinary wear and tear, damage by fire, tornado, or other casualty excepted.

     E.   In the event Tenant should neglect to maintain the Leased Premises as set forth herein, and fails to commence repairs within 14 days after written notice, the Landlord shall have the right (but not the obligation) to cause repairs or corrections to be made and any reasonable costs therefore, plus ten ~~fifteen~~ percent overhead, shall be payable by Tenant to Landlord as additional rental on the next rental installment date.

     F.  Landlord's Maintenance. Except as otherwise provided herein, Landlord shall be responsible for maintenance and repair of the roof and the structural system for the building except for damage caused by Tenant or its employees, licensees, or invitees, Landlord shall be responsible for maintenance and repair of the building structure of the Entire Facility.

     Landlord shall make regularly scheduled maintenance and repairs to the HVAC and Tenant shall reimburse Landlord for such repairs in accordance with paragraph 2.E.

9.   ALTERATIONS, ADDITIONS, AND IMPROVEMENTS:

     A.    Except for minor decorative alterations, no additional alternations, additions or improvements shall be made by Tenant without Landlord's written approval, which approval shall not be unreasonably withheld or delayed.

     B.   Tenant, at It's sole cost and expense, shall complete all of Tenant's interior improvements subject to Landlord's written approval. Tenant's improvements shall be done in a good and workmanlike manner with materials of good quality and pursuant to appropriate governmental permits and in compliance with applicable laws and insurance requirements. Tenant's construction shall not interfere with the conducting of business by other tenants in the building. During the Lease Term, Tenant shall provide Landlord with waivers of liens for any improvements done by Tenant or Tenant's contractors to the Leased Premises or shall bond or insure over any mechanic's liens with bonding or insurance companies reasonably acceptable to Landlord. In the event Tenant fails to provide said lien waivers or bond or insurance and Landlord is required to pay for such improvements in order to remove or avoid the filing of liens, then any such sums paid by Landlord shall be considered as additional rent and shall be payable by Tenant to Landlord on demand.

     C.   During the course of construction of the improvements, Landlord and its representative may, upon reasonable prior notice of Tenant, inspect (but shall have no duty or obligation to inspect) Tenant's construction of improvements and the materials being used. If as a result of such inspection, Landlord, or its representative shall determine that any materials do not substantially conform to, or that the improvements are not being constructed in accordance with the terms of this Lease, prompt notice thereof may be given by Landlord to Tenant specifying the nature of the deficiency or defect or omission. Upon the receipt of any such notice, Tenant shall promptly take such steps as may be necessary to correct such defect. In the event that Tenant fails to correct said defect, or commence to cure said defect within thirty (30) days after Landlord's notice (or immediately, if an emergency) Landlord shall have the right, but not the obligation, in addition to any other remedies available to Landlord, to undertake same at Tenant's expense. In such event, Tenant shall pay as additional rent to Landlord for the cost of such work immediately upon receipt of an invoice therefore together with interest thereon at the annual rate of eighteen percent (18%) from the date expended by Landlord until paid in full.

     D.   All of Tenant's contractors and subcontractors of its contractors shall carry public liability insurance with at least $1,000,000 single limit broad form coverage and worker's compensation insurance, and each such insurance policy shall name Landlord and the owner and, their beneficiaries, officers, directors, shareholders, Managers and Members, the agents of Landlord and the owner and their agents' beneficiaries, officers, directors, shareholders, Managers and Members as additional insureds. Each such contractor and subcontractor shall submit to Landlord proof of such insurance before they may begin work on the Leased Premises.

    E.  During construction of improvements, Tenant shall carry builder's risk insurance, public liability insurance and worker's compensation insurance, in such amounts as are reasonably acceptable to Landlord, provided that the builder's risk policy coverage shall be at least in an amount sufficient to cover all so-called "hard costs" of construction of Tenant's improvements, together with adequate soft cost coverage. Landlord and the owner and, their beneficiaries, officers, directors, shareholders, Managers and Members, the agents of Landlord and the owner and their agents' beneficiaries, officers, directors, shareholders, Managers and Members shall be named as additional insureds under said policies. Tenant shall deliver certificates of insurance to Landlord prior to commencement of construction reflecting the coverage thereunder and showing the additional insureds required hereunder.

     F.  All alterations, additions, or improvements made by Tenant shall become the property of Landlord at the termination of this Lease, except trade fixtures. Tenant may remove trade fixtures belonging to Tenant at the expiration of the Lease Term, provided that any damage or injury caused to the real estate by reason of the removal shall be repaired by Tenant at its sole cost and expense. Notwithstanding anything herein to the contrary, affixed dock plates and dock lights are to become realty and not personalty, and may not be removed by Tenant.

10.  SIGNS:

     Tenant shall have the right, subject to Landlord's reasonable approval, to erect signs, at Tenant's expense, on the exterior walls of Tenant's portion of the building, securely attached to and parallel to said walls, subject to applicable laws, approvals of applicable government authorities, and deed restrictions. Signs shall conform to Landlord's plan for the building. Tenant shall obtain, at its sole cost and expense, all permits required for erection of its signs. Tenant shall not erect any signs other than customary trade signs identifying its business, and shall not erect any signs on the roof of the building. Tenant shall remove all signs at the termination of this Lease, and shall repair any damage and close any holes caused by such removal. Tenant agrees to indemnify and save Landlord harmless from any and all losses, claims, and suits for injury to person or property caused by any sign installed or maintained by Tenant. Letters of sign shall be no larger than 8" high.

11. INSURANCE:

     Tenant agrees that it will at all times during the term hereof carry and maintain, for the mutual benefit of the Landlord and of the Tenant, general public liability insurance with an insurance company reasonably acceptable to Landlord against claims for personal injury, death, or property damage, occurring in, on or about the Leased Premises or premises adjacent to the Leased Premises, such insurance to afford protection to the limit of no less than Five Million Dollars ($5,000,000.00) in respect to injury or death of a single person, and to the limit of not less than Five Million Dollars ($5,000,000.00) in respect to any one accident. Tenant shall furnish Landlord with a duplicate certificate or certificates of its liability insurance policy or policies and shall from time to time whenever required, satisfy Landlord that such policy or policies is or are, in full force and effect. All insurance policies which Tenant is required to maintain shall name, "Landlord and the owner ~~and, their beneficiaries, officers, directors, shareholders~~ , Managers and Members, the agents of Landlord and the owner ~~and their agents' beneficiaries, officers, directors, shareholders~~ , Managers and Members" as additional insureds, and Landlord shall be given certificates of all insurance.

     Landlord shall maintain in effect throughout the term of this Lease policies of insurance covering the building and the improvements on the Leased Premises owned by Landlord, in an amount equal no less than 80% of their full replacement value, providing protection against any peril included under a standard form of insurance policy used in Illinois for fire and extended coverage, together with insurance against vandalism and malicious mischief.

     In addition to any additional rent Tenant is to pay for Landlord's maintenance of insurance, Tenant shall pay Landlord, upon demand, as additional rent, an amount equal to the increase in the premiums of Landlord's fire, malicious mischief, vandalism, and extended coverage insurance covering the building and surrounding land which is directly attributable to occupancy of the Leased Premises by Tenant including the use specified herein. If Tenant installs any electrical equipment that overloads the lines in the Leased Premises, Tenant shall, at its own expense, make whatever changes are necessary to comply with the requirements of the insurance underwriters and governmental authorities having jurisdiction.

12.  WAIVER OF SUBROGATION:

     Each party hereto waives any and every claim which arises or may arise in its favor and against the other party hereto during the Term of this Lease or any renewal or extension thereof for any and all loss of, or damage to, any of its property located within or upon, or constituting a part of, the premises leased to Tenant hereunder which loss or damage is covered or would have been covered if such party had complied with this Lease, by valid and collectable fire and extended coverage insurance policies, to the extent such loss or damage is recoverable under said insurance policies. Said mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto agrees immediately to give to each insurance company which has issued to it policies of fire and extended coverage insurance, written notice of the terms of said mutual waivers, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of such waivers.

13.  LANDLORD'S RIGHT OF ENTRY:

      Upon one hour's telephone notice, except in case of emergency, Landlord and its authorized agents shall have the right to enter the Leased Premises during normal working hours for the following purposes: (a) inspecting the general conditions and state of repair of the Leased Premises; (b) if Landlord is required to make any repairs hereunder that necessitate entry into the Leased Premises, the making of repairs required of Landlord; (c) the showing of the Leased Premises to any prospective Tenants or purchasers; or (d) as provided elsewhere in this Lease. In the event of an emergency, Landlord and its authorized agents shall have the right to enter the Leased Premises at any time to remedy such emergency.

     If Tenant and Landlord have not agreed to a renewal or extension of this Lease prior to the final one hundred and eighty (180) day period of the Lease Term, Landlord and its authorized agents shall have the right to erect on or about the Leased Premises Landlord's signage advertising the Leased Premises for lease or for sale.

14.  UTILITY SERVICES:

     Tenant shall pay the cost of all utility services during the Lease Term as well as during any period in which Tenant is in possession of the Leased Premises, including but not limited to initial connection charges and all charges for gas, water, and electricity used on the Leased Premises (including costs of operating the HVAC system), and for all electric light lamps or tubes. In the event no direct meter to a utility company is available, then Tenant shall pay it's Proportionate Share to Landlord for the cost of such utility (i.e. gas, electric or water) as additional rent.

15.  ASSIGNMENT AND SUBORDINATION TO MORTGAGES:

     A.   This lease may not be assigned by Tenant and Tenant may not sublet the Leased Premises, except to an affiliate or subsidiary, without Landlord's written consent, but Landlord shall not unreasonably withhold or delay its consent so long as the Leased Premises shall be used for the same use as specified in this Lease. Tenant shall not permit to take place by any act of default of himself or any person within his control any transfer by operation of law of Tenant's interest created hereby. Tenant may not post rental notices or signs or any other similar signs or notices anywhere, or advertise the Leased Premises as being for lease or sublease in any publication or other source of advertisement whatsoever without first obtaining, the written consent of Landlord.

     B.   If Tenant is a corporation, Tenant shall not transfer twentyfive percent (25%) or more of the stock thereof without Landlord's prior written consent.

     C.   Tenant shall, in the event that any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by the Landlord covering the Leased Premises, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease provided that such purchaser or mortgagee shall recognize Tenant's Lease as remaining in full force and effect so long as Tenant is not in default hereunder.

     D.   Landlord is hereby irrevocably vested with full power and authority to subordinate Tenant's interest hereunder to any mortgage, deed of trust, or other lien hereafter placed on the Leased Premises, and Tenant agrees upon demand to execute such further instruments subordinating this Lease as Landlord may request, provided such further subordination shall be upon the express condition that this Lease shall be recognized by the mortgages and that the rights of Tenant shall remain in full force and effect during the Lease Term, so long as Tenant shall continue to perform all of the covenants of this Lease.

16.  FIRE AND CASUALTY DAMAGE:

     A.   If the building or other improvements on the Leased Premises should be damaged or destroyed by fire, tornado, or other casualty, Tenant shall give prompt written notice thereof to Landlord.

     B.   Total Destruction: If the building should be destroyed by fire, tornado, or other casualty, so that rebuilding or repairs cannot reasonably be completed within 180 working days from the earlier of the date of Tenant's delivery of written notification to Landlord of the happening of the damage or the date Landlord has actual knowledge of the damage, this Lease shall terminate and rent shall be abated for the unexpired portion of this Lease, effective as of the date the space becomes uninhabitable, except Tenant shall be liable for all Fixed Minimum Rent and all additional rent due hereunder through such date.

      C.  Partial Damage: If this Lease is not terminated pursuant to Paragraph B. above, Landlord shall, if the casualty has occurred prior to the final eighteen (18) months of the Lease Term, at its sole cost and risk proceed forthwith to rebuild or repair the building and other improvements substantially to the condition in which they existed prior to such damage, provided that Landlord shall not be obligated to expend for such rebuilding or repair an amount in excess of the insurance proceeds recovered as a result of such damage and in no event shall Landlord be required to repair or replace Tenant's stock in trade, fixtures, furnishings floor coverings or equipment. If the casualty occurs during the final eighteen (18) months of the Lease Term, Landlord shall not be required to rebuild or repair such damage unless the Lease is Renewed Pursuant to the Renewal Term (if any is contained herein) within thirty (30) days from the date of Tenant's delivery of Tenant's written notification of the happening of the damage or within thirty (30) days from the date Landlord has actual knowledge of the damage, whichever comes first. Whereupon, Landlord shall, at its sole cost and risk, proceed forthwith to rebuild or repair such damage, provided that Landlord shall not be obligated to expend for such rebuilding or repair an amount in excess of the insurance proceeds recovered as a result of such damage and in no event shall Landlord be required to repair or replace Tenant's stock in trade, fixtures, furnishings floor coverings or equipment. If the casualty has occurred during the final eighteen (18) months of the Lease Term and if the Lease is not renewed pursuant to the Renewal Term (if any is contained herein), within said thirty (30) day time frame, this Lease shall terminate, at the option of Landlord, and rent shall be abated for the unexpired portion of this Lease, effective as of the date the Leased Premises becomes uninhabitable and Tenant shall be liable for all Fixed Minimum Rent and all additional rent due hereunder through such date. If the Leased Premises and other improvements are to be rebuilt or repaired and are untenantable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenantable shall be adjusted equitably based on the portions of the space that are tenantable and untenantable. In the event that Landlord should fail to substantially complete such rebuilding or repairs within one hundred eighty (180) days from the date of written notification by Tenant to Landlord of the happening of the damage or one hundred eighty (180) days from the date Landlord has actual knowledge of the damage, whichever comes first, Tenant may at its option terminate this Lease by written notification at such time to Landlord, whereupon all rights and obligations hereunder shall cease except that Tenant shall be liable for all Fixed Minimum Rent and all additional rent due hereunder through the date of termination. During the period when the Leased Premises are untenantable, rent shall abate for such period.

17.  LIABILITY:

    Tenant agrees to indemnify, defend and save Landlord and the owner and, their beneficiaries, officers, directors, shareholders, Managers and Members, the agents of Landlord and the owner and their agents' beneficiaries, officers, directors, shareholders, Managers and Members, harmless against and from any and all claims by or on behalf of any person or entity, arising from the conduct or management of the business conducted on the Leased Premises or from any work or thing done by or on behalf of Tenant or its subtenants, agents, employees, contractors, officers, directors, licensees or sublicensees on or about the Leased Premises and/or the Building, and will further indemnify and save Landlord and the owner and, their beneficiaries, officers, directors, shareholders, Managers and Members, the agents of Landlord and the owner and their agents' beneficiaries, officers, directors, shareholders, Managers and Members harmless against and from any and all claims arising during or after the Lease Term from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or arising from any act of negligence or willful misconduct of Tenant, or any of its subtenants, agents, contractors, employees, officers, directors, licensees or sublicensees, and from and against all costs, reasonable counsel fees, expenses and liabilities arising from any such claim or action or proceeding brought thereon. If any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon request of Landlord, shall defend such action or proceeding by counsel reasonably satisfactory to Landlord.

18.  CONDEMNATION:

     A.   If, during the Lease Term or any extension or renewal thereof, all or a substantial part of the Leased Premises as would prohibit Tenant from engaging in its business should be taken for any public or quasipublic use under any governmental law, ordinances or regulation or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, this Lease shall terminate effective as of the date of said taking and Tenant shall be liable for all Fixed Minimum Rent and all additional rent due hereunder through such date and the rent shall be abated during the unexpired portion of this Lease.

     B.   If such a portion of the Leased Premises as would still permit Tenant to engage in its business shall be taken for any public or quasipublic use under any governmental law, ordinance, or regulation, or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, this Lease shall not terminate but Landlord shall forthwith at its sole expense restore the remaining portion of the Leased Premises provided such restoration and reconstruction shall make the same reasonably tenantable and suitable for the uses for which the Leased Premises are leased as defined above and provided that Landlord shall not be obligated to undertake repairs and alterations if the cost thereof exceeds the award Landlord received as a result of the condemnation. The rent payable hereunder during the Landlord's restoration of the Leased Premises and during the remainder of the Lease Term shall be adjusted equitably based on the remaining tenantable area.

     C.   Landlord and Tenant shall each be entitled to receive and retain such separate awards and portions of lump sum awards as may be allocated to their respective interests in any condemnation proceedings.

19.  HOLDING OVER:

      Tenant shall pay Landlord double the latest ~~Adjusted~~ fixed minimum rent then applicable for each month or portion thereof Tenant retains possession of the Premises, or any portion thereof, after the expiration or termination of this Lease, and also shall pay all damages sustained by Landlord by reason of such retention of possession. The provisions of this Article shall not constitute a waiver by Landlord of any re-entry rights of Landlord hereinbefore or by law provided. ~~If Tenant retains possession of the Premises, or any part thereof, for ten (10) days after the expiration or termination of this Lease, then at the sole option of Landlord expressed by written notice to Tenant, but not otherwise, such holding over shall constitute a renewal of this Lease for a period of one year (or less if specified by Landlord at Landlord's option) on the same terms and conditions, except that the fixed minimum rent shall be increased to one hundred and twenty-five percent (125%) of the latest fixed minimum rent, plus any additional rent.~~

20.  DEFAULT BY TENANT:

     A.   The following events shall be deemed to be events of default by Tenant under this Lease:

     (1)  Tenant shall fail to pay any installment of Fixed Minimum Rent or additional rent on the date that same is due and such failure shall continue for a period of five (5) days after Landlord delivers written notice to Tenant.

     (2)  Tenant shall fail to comply with any term, condition or covenant of this Lease, other than the payment of rent, and shall not cure such failure within ten (10) days of delivery of written notice provided however that if the Default cannot with due diligence be cured prior to the expiration of said ten (10) day period and if Tenant commences within ten (10) days from the date of delivery of said notice to eliminate the cause of such Default and proceeds diligently and with reasonable dispatch to take all steps and do all work required to cure such Default, then Tenant shall not be in Default.

     (3)  Tenant shall make an assignment for the benefit of creditors, or shall be adjudged a bankrupt.

     (4)  If an event of Default occurs by Tenant under the Land Lease, it shall also be deemed an event of Default by Tenant under the Building Lease. ~~if an event of Default occurs by Tenant under this Lease.~~

     B.   Upon the occurrence of a Default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

     (1)  Landlord shall have the immediate right of re-entry and may remove all persons and property from the Leased Premises, and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, with or without process of law, without being deemed guilty of trespass, or becoming liable to any party for any loss or damage which may be occasioned thereby;

     (2)  Landlord may from time to time without terminating this Lease, and without releasing Tenant in whole or in part from Tenant's obligation to pay rent and perform any of the covenants, conditions and agreements to be performed by Tenant as provided in this Lease, make such alterations and repairs to the Leased Premises as may be necessary in order to relet the Leased Premises. Landlord may relet the Leased Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its discretion may deem advisable. Upon each such reletting if all rentals received by the Landlord from such reletting during any month shall be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Tenant shall also be liable to Landlord for all costs of reletting, including, but not limited to, alterations and repairs of the Leased Premises for a new tenant, brokerage commissions, attorneys fees, advertising and any other expenses incurred by Landlord in connection therewith and said costs shall be due upon demand (collectively, the "Reletting Costs");

     (3)  Landlord may terminate this Lease, and with or without process of law may remove all persons, fixtures and property from the Leased Premises, and Landlord shall be entitled to receive as damages all Fixed Minimum Rent, all additional rent and all other sums payable by Tenant as of the date of termination, plus all Reletting Costs plus (1) a sum of money equal to the sums reserved for the balance of the Term for all Fixed Minimum Rent, all additional rent and other sums provided in this Lease to be paid by Tenant to Landlord for the remainder of the Lease Term, less the fair rental value of the Leased Premises for the period, (2) the cost of performing any other covenant to be performed by Tenant, and (3) all costs and reasonable attorneys' fees incurred by Landlord in connection with any action taken against Tenant; and

     (4)  Enter upon the Leased Premises by force if necessary without being liable for prosecution of any claim for damages therefore, and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant agrees to reimburse Landlord on demand for expenses, which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action whether caused by the negligence of Landlord or otherwise.

     C.   Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by Law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, conditions, and covenants herein contained.

21.  ATTORNEY'S FEES:

     Non-prevailing party shall pay all reasonable attorney's fees and all costs incurred by prevailing party in enforcing any of the covenants and obligations of non-prevailing party under this Lease.

22.  QUIET ENJOYMENT:

     Landlord warrants that it has full right and power to execute and perform this Lease and to grant the estate demised herein and that Tenant, on payment of all Fixed Minimum Rent and additional rent and performing the covenants herein contained, shall peaceably and quietly have, hold and enjoy the Leased Premises during the full term of this Lease and any extension or renewal hereof, provided that this Lease shall be subject and subordinate to any recorded mortgage, deed of trust or lien presently existing or hereafter placed on the Leased Premises.

23.  WAIVER OF DEFAULT:

     The waiver by the parties hereto of any default or breach of any term, condition, or covenant of this Lease shall not be deemed to be a waiver of any subsequent default or breach of the same or any other term, condition, or covenant contained herein.

24.  FORCE MAJEURE:

     Landlord shall be allowed to delay the performance of any term, condition, or covenant in this Lease so long as such performance is delayed or prevented by force majeure, which shall mean delays occasioned or caused by tenant preventing Landlord making Schedule "B" improvements, Act of God, strikes, lockouts, material or labor restrictions by any governmental authority, civil riot, floods, and any other cause not reasonably within the control of Landlord or Tenant and which by the exercise of due diligence Landlord is unable, wholly or in part, to prevent or overcome.

25.  ESTOPPEL CERTIFICATE BY TENANT:

     Tenant agrees that at any time and from time to time, upon not less than five (5) days prior written request by Landlord, to execute, acknowledge, and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the modifications), and the dates to which the rental and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this Section may be relied upon by any prospective lender or purchaser of the fee of the Leased Premises.

26. ENVIRONMENTAL

     A.     Tenant, in the regular course of its business on the Leased Premises, will receive and distribute merchandise containing Hazardous Materials (as defined herein) in household quantities and in original closed containers. Tenant will indemnify, defend and save Landlord and the owner and, their beneficiaries, officers, directors, shareholders, Managers and Members, the agents of Landlord and the owner and their agents' beneficiaries, officers, directors, shareholders, Managers and Members harmless from any and all actions, proceedings, claims, costs, expenses and losses of any kind, including, but not limited to, those arising from injury to any person, including death, damage to or loss of use or value of real or personal property, and costs of investigation and cleanup or other environmental remedial work, which may rise in connection with the existence of Hazardous Materials brought on to the Leased Premises since the Commencement Date. The term "Hazardous Materials" when used herein, shall include, but shall not be limited to any substances, materials or wastes that are regulated by any local governmental authority, the state where the Leased Premises is located, or the United States of America because of toxic, flammable, explosive, corrosive, reactive, radioactive or other properties that may be hazardous to human health or the environment, including asbestos and including any materials or substances that are listed in the United States Department of Transportation Hazardous Materials Table, as amended 49 CFR 172.101, or in the Comprehensive Environmental Response, Compensation and Liability Act, as amended 42 USC sections 9601 et seq., or the Resources Conservation and Recovery Act, as amended, 42 USC sections 6901 et seq., or any other applicable governmental regulation imposing liability or standards of conduct concerning any hazardous, toxic or dangerous substances, waste or material, now or hereafter in effect. Tenant shall comply with applicable laws related to any fuel and oil leakage or spills and disposal of any solvents, soaps and chemicals used in truck washing operations, arising from or out of Tenant's use of the Leased Premises. For the purposes of this Environmental section, the Premises or Leased Premises shall include all buildings and improvements, all loading platform areas, all parking and driveway areas, any sidewalks adjacent to the Leased Premises or any streets in front of or appurtenant thereto, all adjoining property and property affected in any way by the operations of the Tenant upon the Leased Premises or upon the foregoing, the subsurface of the Leased Premises or the forgoing, including without limitation, the ground water, the Entire Facility and Leased Premises.

     B.   Tenant does hereby indemnify, defend and hold harmless the Landlord and the owner and, their beneficiaries, officers, directors, shareholders, Managers and Members, the agents of Landlord and the owner and their agents' beneficiaries, officers, directors, shareholders, Managers and Members from all fines, suits, procedures, claims and actions of every kind, and all costs associated therewith (including attorneys' and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge or release of Hazardous Materials that occurs during the Lease Term, at or from the Leased Premises, or which arises at any time from Tenant's or Tenant's agents, employees or contractor's use or occupancy of the Leased Premises, or from Tenant's or Tenant's agents, employees or contractor's failure to provide all information, make all submissions, and take all steps required by all applicable governmental authorities. Tenant's obligations and liabilities under this paragraph shall survive the expiration of the Lease Term.

     C.   Tenant shall promptly advise Landlord in writing as to any deposit, spill, discharge or release of Hazardous Materials that occurs or which arises from Tenant's use or occupancy of the Leased Premises.

     D.   Tenant will use the Leased Premises in accordance with all applicable federal, state and local laws and regulations, including but not limited to the storm water discharge rules and permits. This will include registration fees, monitoring, and all improvements, alterations and devices as may be required by the governmental authorities responsible for monitoring and controlling said regulations and laws.

27.  EXHIBITS:

     All exhibits, attachments, annexed instruments, and addenda referred to herein shall be considered a part hereof for all purposes with the same force and effect as if copied at full length herein.

            EXHIBIT "A-1 & A-2" -- SITE PLAN
            EXHIBIT "B" -- LANDLORD'S WORK

28.  USE OF LANGUAGE:

     Words of any gender used in the Lease shall be held and construed to include any other gender, and words in the singular shall be held to include the plural, unless the context otherwise requires.

29.  CAPTIONS:

     The captions or headings of paragraphs in this Lease are inserted for convenience only and shall not be considered in construing the provisions hereof if any questions of intent should arise.

30.  SUCCESSORS:

     The terms, conditions, and covenants contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and their respective successors in interest and legal representatives except as otherwise herein expressly provided. All rights, powers, privileges, immunities and duties of Landlord under this Lease, including but not limited to any notices required or permitted to be delivered by Landlord to Tenant hereunder, may, at Landlord`s option, by exercised or performed by Landlord's agent or attorney.

31.  NOTICES:

     Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not the day after said notice is deposited for overnight delivery with an overnight delivery service or three (3) days after said notice is deposited in the United States mail, postage prepaid, certified mail addressed to the parties hereto at the respective addresses set out opposite their names below (on the last page), or at such other address as they have heretofore or hereafter specify by written notice delivered in accordance herewith. Five-day notices may be delivered by certified mail or any other means permissible under the forcible entry and detainer act.

32.  SEVERABILITY:

     If any term or provision of this Lease shall to any extent be held to be invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

33.  LATE CHARGE:

     In the event Landlord does not receive from Tenant any installment of rent or additional rent due hereunder on or before the fifth day after such payment is due, Tenant shall be liable for a late charge in an amount equal to five percent (5%) of the amount past due. If said rental payment is not paid by the fifteenth (15) day of the month due an additional ten percent (10%) late fee as additional rent will be due.

34.  JURY TRIAL WAIVER:

     LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, OR TENANT'S USE OR OCCUPANCY OF THE LEASED PREMISES.

35.  RULES AND REGULATIONS:

     Tenant shall comply with all reasonable rules and regulations of Landlord not inconsistent with the terms of this Lease.

36.  NO WAIVER OF RIGHTS:

     Landlord's delay in enforcing any of its rights and remedies hereunder shall not be deemed a waiver of said rights and remedies and shall not preclude Landlord from enforcing any of said rights and remedies at a later date.

37. CANCELLATION:

     Tenant may cancel this Lease on February 29, 2012 by Tenant serving six (6) months prior written notice and the payment of $122,150.00 to Landlord concurrent with service of said notice. If notice is not served in strict accordance with this paragraph this provision is in no further force or effect and is null and void.

38. EXISTING LEASE OBLIGATION:

Upon commencement, Landlord will assume Tenant's (Ace Hardware's) existing lease obligation at 4300 West 35 th Place, Chicago, Illinois through May 31, 2002 at a cost of $22,858.44 per month, with a maximum aggregate cost of $ 68,575.32 . Tenant represents to Landlord that its existing lease obligation is, in fact, at least $20,000 per month.

Dated:

Landlord:
Summit Terminal, LLC                         Tenant:
By: Finch & Barry Properties, LLC       Ace Hardware Corporation
436 E. State Parkway                                2200 Kensington Court
Suite 222                                                    Oak Brook, IL 60523-2100
Schaumburg, IL 60173

By:                                                              By: David Myer
Its: Member                                               Its: Sr. V.P., Retail Support & Logistics
EXHIBIT B

     Landlord's Work for Ace Hardware Corporation

Landlord, at its expense except where noted, shall substantially complete the construction of the following improvements:

1. Truck Loading - New Dock Doors with appropriate seals and wall mounted dock lights. A ramped drive-in door will be installed.
2. Floors - Repair floors where needed and apply sealer.
3. Fencing - The front and rear yards will be fenced off per the attached drawing giving Ace the appropriate reserved parking and secured access.
4. Guard Shack - Allowable, at Ace's sole expense.
5. Office Area - The upstairs office area will be demised according to the Exhibit A-2 . In addition, the ceiling tiles will be replaced and new  recessed lighting installed.
Bathrooms - Two new bathrooms will be constructed on the second floor for Ace's exclusive use.